    As filed with the Securities and Exchange Commission on June 2, 1997
                                                 Registration No. 333-______
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                     -----------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                     ------------------------------------

                          ARBOR HEALTH CARE COMPANY
             (Exact Name of Issuer as Specified in its Charter)

         DELAWARE                                               34-1469604
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                       1100 SHAWNEE ROAD, P.O. BOX 840
                           LIMA, OHIO  45802-0840
                  (Address of principal executive offices)

                          ARBOR HEALTH CARE COMPANY
                        EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of Plan)

                                PIER C. BORRA
                         CHAIRMAN, PRESIDENT AND CEO
                          ARBOR HEALTH CARE COMPANY
                       1100 SHAWNEE ROAD, P.O. BOX 840
                           LIMA, OHIO  45802-0840

                               (419) 227-3000
          (Name, Address and Telephone Number of Agent for Service)

                                  Copy to:

                         GREGORY C. YADLEY, ESQUIRE
                       SHUMAKER, LOOP & KENDRICK, LLP
                     101 EAST KENNEDY BLVD., SUITE 2800
                              TAMPA, FL  33602

                                (813) 229-7600

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------


===================================================================================================================================
                                                                                     PROPOSED MAXIMUM
TITLE OF SECURITIES            AMOUNT TO          PROPOSED MAXIMUM OFFERING              AGGREGATE               AMOUNT
 TO BE REGISTERED           BE REGISTERED (1)          PRICE PER SHARE (2)           OFFERING PRICE (2)      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
  Shares of Common
  Stock, par value         150,000 shares                   $28.75                       $4,312,500           $1,306.82
  $.03 per share
====================================================================================================================================

(1) A maximum of 150,000 shares may be issued under the Employee Stock Purchase Plan. Such shares may be in whole or in part, as the Board of Directors of the Registrant shall determine, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Registrant. The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for shares of Common Stock, or pursuant to the antidilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported in The Nasdaq Stock Market on May 29, 1997.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the registrant (Exchange Act File No. 0-22178) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

      (a)The Registrant's most recent annual report on Form 10-K, or, if the financial statements therein are more current, the Registrant's most recent prospectus, other than the prospectus of which this document is a part, filed pursuant to rule 424(b) of the Commission under the Securities Act of 1933.


      (b)All other reports filed by the Registrant pursuant to sections
      13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.



      (c)The description of the Registrant's Common Stock which is contained in the Registrant's registration statement filed under
      Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.


      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Arbor Health Care Company Employee Stock Purchase Plan (the "Plan") which is used to satisfy the requirements of Section 10(a) of the Securities Act of 1933 and Rule 428 promulgated thereunder.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As authorized by the Delaware General Corporation Law ("GCL"), the registrant's Certificate of Incorporation ("the Certificate") limits the liability of Directors of the registrant for monetary damages. The effect of this provision in the Certificate is to eliminate the rights of the registrant and its stockholders (through stockholders' derivative suits on behalf of the registrant) to recover monetary damages against a Director for breach of the fiduciary duty of care as a Director (including breaches resulting from negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a Director's duty of care. These provisions will not alter the liability of Directors under federal securities laws.

      The Certificate provides that the registrant shall indemnify its Directors, officers, employees and agents to the maximum extent and under all circumstances permitted by the Delaware GCL. The registrant believes that these provisions will assist the registrant in attracting and retaining qualified individuals to serve as Directors and officers.

      In addition, the registrant has entered into Indemnity Agreements with its Directors and executive officers providing for indemnification to the fullest extent permitted by law. The Indemnity Agreements also establish the presumption that the Director or executive officer has met the applicable standard of conduct required for indemnification. The agreements provide for litigation expenses to be advanced to a Director or executive officer at his or her request provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses. The Indemnity Agreements' indemnification provisions applicable to a derivative suit provide for indemnification for amounts paid in settlement and partial indemnification in the event that a Director or executive officer is not entitled to full indemnification. The form of the Indemnity Agreements is filed as Exhibit 10.1.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

                                 EXHIBIT INDEX
                                 -------------

 Exhibit No.                               Description
 ----------                                -----------

     4 Arbor Health Care Company Employee Stock Purchase Plan (incorporated by reference to the Company's Proxy Statement dated April 18, 1997)

     5 Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities being registered

    10.1 Form of Indemnification Agreement between the Company and its Directors and Executive Officers (incorporated by reference to Exhibit 10.19 of the Company's Registration Statement on Form S-1 (File No. 33-65080), filed July 29, 1993 under the Securities Act of 1933)

    24.1 Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5)

    24.2         Consent of Ernst & Young LLP, independent auditors


ITEM 9.  UNDERTAKINGS

      1. The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");


              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (b) That, for purposes of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned registrant hereby undertakes to deliver or cause be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding,) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lima, State of Ohio, on this 22nd day of May, 1997.


                                        ARBOR HEALTH CARE COMPANY



                                        By:   /s/  Pier C. Borra
                                              ------------------------------
                                                   Pier C. Borra, Chairman,
                                                   President and CEO


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Pier C. Borra his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of May, 1997.


         SIGNATURE                TITLE
         ---------                -----

/s/ Pier C. Borra
----------------------
         Pier C. Borra            Director, Chairman of the Board, President
                                  and CEO

/s/ Carl R. Adkins
---------------------------
       Carl R. Adkins          Director


/s/ Thomas A. James
---------------------------
       Thomas A. James         Director


/s/ Fredrick C. Powell
---------------------------
       Fredrick C. Powell      Director


/s/ Bruce G. Thompson
---------------------------
       Bruce G. Thompson       Director


/s/ James F. White, Jr.
---------------------------
       James F. White, Jr.     Director

/s/ Dennis R. Smith
---------------------------
       Dennis R. Smith         Senior Vice President-Finance, Chief Financial
                               Officer, and Chief Accounting Officer

                                 EXHIBIT INDEX

    The following exhibits are filed herewith as part of this Registration
    Statement:


                                                                                                 Sequential
          Exhibit No.                              Description                                     Page No.
          -----------                              -----------                                    ----------
              4          Arbor Health Care Company Employee Stock Purchase Plan
                         (incorporated by reference to the Company's Proxy
                         Statement dated April 18, 1997)

              5 Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities being registered

             10.1 Form of Indemnification Agreement between the Company and its Directors and Executive Officers (incorporated by reference to Exhibit 10.19 of the Company's
                         Registration Statement on Form S-1 (File No.
                         33-65080), filed July 29, 1993 under the Securities
                         Act of 1933)

             24.1 Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5)

             24.2        Consent of Ernst & Young LLP, independent auditors